UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/30/2004

LIGHTPATH TECHNOLOGIES INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-27548

DE	86-0708398
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2603 Challenger Tech Ct. , Suite 100, Orlando, FL 32826
(Address of Principal Executive Offices, Including Zip Code)

407-382-4003
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On December 27, 2004, Monty K. Allen resigned from his positions as Vice President & CFO of LightPath Technologies, Inc. (the "Company") effective January 14, 2005, as announced in the Company's press release attached as Exhibit 99.1 to this Current Report. Mr. Allen served as the Company's principal financial officer and principal accounting officer. He will be available to the Company to assist in the transition to a replacement CFO, for whom a search is being conducted.
(c) On December 29, 2004, Company's Board of Directors appointed Kenneth Brizel, the Company's President and Chief Executive Officer, to serve as the Company's Acting Chief Financial Officer and acting principal financial and accounting officer, effective January 14, 2005 and until such time as a replacement CFO is appointed.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

LIGHTPATH TECHNOLOGIES INC

Date: December 30, 2004.	By:	/s/ Monty K. Allen
Monty K. Allen
CFO & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1
Press release of December 30, 2004, announcing the resignation of CFO Monty Allen from his positions with the Company effective January 14, 2005 and appointment of Kenneth Brizel as Acting CFO until such time as a replacement is found (Filed herewith)